SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[x]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Ambac Financial Group, Inc.

(Name of Registrant as Specified In Its Charter)

Canyon Capital Advisors LLC
The Canyon Value Realization Master Fund, L.P.

Mitchell R. Julis

Joshua S. Friedman

Frederick Arnold

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On April 25, 2016, Canyon Capital Advisors LLC (“Canyon”) launched its campaign website www.AmbacStockholderRights.com (the “Website”).

Copies of the materials posted to the Website are filed herewith. Other than the materials filed herewith, all materials posted to the Website that are required to be filed as soliciting material on Schedule 14A have been previously filed by Canyon with the Securities and Exchange Commission on Schedule 14A.

Ambac Stockholder's Rights

CANYON CAPITAL ADVISORS LLC, THE CANYON VALUE REALIZATION MASTER FUND, L.P., MITCHELL R. JULIS AND JOSHUA S. FRIEDMAN (COLLECTIVELY, “CANYON”) AND FREDERICK ARNOLD (COLLECTIVELY WITH CANYON, THE “PARTICIPANTS”) HAVE FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ALONG WITH AN ACCOMPANYING GOLD PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF AMBAC FINANCIAL GROUP, INC. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF STOCKHOLDERS (THE “PROXY SOLICITATION”). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE FOREGOING PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV/, FROM CANYON’S PROXY SOLICITOR, OKAPI PARTNERS, AND AT HTTP://WWW.AMBACSTOCKHOLDERRIGHTS.COM.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS ARE CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY CANYON WITH THE SEC ON APRIL 25, 2016. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Any assumptions, assessments, estimates, projections or the like (collectively, “Statements”) regarding future events or which are forward-looking in nature constitute only subjective views, outlooks or estimations, are based upon Canyon's current expectations or beliefs, are subject to change due to a variety of factors, including fluctuating market conditions and economic factors, and involve inherent risks and uncertainties, many of which cannot be predicted or quantified and are beyond Canyon's control. Actual results could differ materially from those set forth in, contemplated by, or underlying these Statements. In light of these risks and uncertainties, there can be no assurance and no representation or warranty is given that these Statements are now or will prove to be accurate or complete in any way in the future.

Canyon has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein.

AUM presented herein refers to assets under management by Canyon and its affiliated entities.

DECLINE	ACCEPT

Ambac Stockholder's Rights

Position Statement	Supporting Documents	Nominee	How to Vote

Why Ambac Needs a New Board Member

The Board of Directors (the "Board") of Ambac Financial Group, Inc. ("Ambac" or the "Company") oversaw a 42% decline in Ambac's stock price in 2015, underperforming its peers.

Despite this poor performance, the Board awarded Nader Tavakoli, the President and CEO of Ambac, what we believe to be an egregious pay package that allows him to earn approximately $40 million (subject to the satisfaction of certain performance goals and further vesting in 2019 and 2020) even if he only restores Ambac's stock price to the level it was when he became interim CEO.

Following extensive criticism from Canyon and its announced intent to nominate three independent directors to the Board, on March 28, 2016, Ambac announced a plan to replace two of Ambac's directors with nominees approved by certain stockholders. However, only one of those directors was affirmatively proposed by the stockholders.  The other was proposed by Ambac.

While the new directors are a welcome addition, we believe Ambac would benefit by having a second stockholder-proposed independent director replace Ambac's Chairman of the Board, Jeffrey S. Stein.  Mr. Stein has been a strong supporter of Mr. Tavakoli and his policies and has presided over the Board during the significant decline in Ambac's stock since Mr. Tavakoli initially was appointed as Ambac's President and CEO on an interim basis in early 2015.

Canyon believes that its independent director nominee, Mr. Frederick Arnold, will bring a more open-minded approach to the assessment of Mr. Tavakoli's policies and tenure than Mr. Stein. The resulting Board will be more balanced, with three new directors that have been approved by stockholders (of which two were stockholder proposed) and three directors appointed in prior periods.  In addition, Canyon believes that Mr. Arnold has more relevant operating experience than Mr. Stein, particularly in successfully guiding companies through restructurings and in dealing with structured products of the sort to which Ambac is exposed, which will augment the Board's ability to drive Ambac's strategy and make critical decisions in the best interests of its stockholders.

Stockholders deserve a Board that will be honest about earnings and value creation and not reward the performance problems highlighted above.  Mr. Arnold has a track record of returning capital to stockholders and maximizing enterprise value of financial companies, as detailed in his biography located at http://ambacstockholderrights.com/nominee.  In addition to supporting the election of Mr. Arnold, Canyon believes stockholders should vote against management's second proposal, i.e., approval of the compensation of the Company's named executive officers, given what Canyon believes to be Mr. Tavakoli's excessive compensation as described above.

Ambac Stockholder's Rights

Position Statement	Supporting Documents	Nominee	How to Vote

Supporting Documents

April 25, 2016 - Definitive Proxy Statement

April 14, 2016 - Canyon Capital Releases ISS Presentation Pushes Forward With Proxy Contest to Elect Frederick Arnold as Independent Director of Ambac.

April 13, 2016 - ISS Presentation

April 8, 2016 - Canyon Capital Continues to Press for Change at Ambac, Announcing Proxy Contest to Elect Frederick Arnold as an Independent Director

March 28, 2016 - Canyon Capital Discloses Significant Concerns, Including from Current and Former Ambac Employees, Regarding the Conduct, Integrity and Veracity of Nader Tavakoli

March 14, 2016 - Canyon Capital Nominates Three Highly-Qualified Independent Candidates for Election to Ambac's Board of Directors

March 14, 2016 - Press Release Slide Deck

March 9, 2016 - Canyon Capital Outlines Concerns of Importance to Ambac Stockholders

Ambac Stockholder's Rights

Position Statement	Supporting Documents	Nominee	How to Vote

Proposed Nominee to the Ambac Board

Frederick Arnold

Age	62

Address	1633 Broadway, 48th Floor, New York, NY 10019

Occupation	Chief Financial Officer and a member of the Executive Committee of Convergex Group, LLC

Experience	Mr. Frederick Arnold is the Chief Financial Officer and a member of the Executive Committee of Convergex Group, LLC, an agency-focused global brokerage and trading related services provider, which he joined in 2015. At Convergex, Mr. Arnold oversees all the firm’s global financial operations and is responsible for providing organizational guidance and governance. Since 2012, Mr. Arnold has served as a member of the post-emergence board of directors of Lehman Brothers Holdings Inc. and as a member of the board of directors of Lehman Commercial Paper Inc. Previously, Mr. Arnold held a series of senior financial positions, including serving as Executive Vice President, Chief Financial Officer and a member of the Executive Committee of Capmark Financial Group Inc., a commercial real estate finance company, from 2009 to 2011. Mr. Arnold was hired as Chief Financial Officer at Capmark one month prior to and in anticipation of Capmark filing Chapter 11 reorganization in 2009. Mr. Arnold was hired to play an integral leadership role, and was successful, in taking the Company through its reorganization and emergence from bankruptcy. Prior to joining Capmark, Mr. Arnold served as Executive Vice President of Finance for Masonite Corporation, a manufacturing company.

Mr. Arnold also serves as a member of the board of directors of Corporate Capital Trust, Inc. Mr. Arnold also currently serves on the board of trustees of Corporate Capital Trust II, a closed-end management investment company, and has done so since 2015. Previously, Mr. Arnold served as a member of the board of directors of CIFC Corp., a CLO and U.S. corporate and structured credit manager, from 2011 to 2014.

Mr. Arnold earned a Bachelor of Arts, summa cum laude, from Amherst College in 1976, a Master of Arts from the University of Oxford in 1978 and a Juris Doctor from Yale Law School in 1980.

Skills & Qualifications	Mr. Arnold’s qualifications as director include his over thirty years of executive leadership positions at major global financial services and manufacturing firms and his extensive experience serving as a member of various boards of directors. Mr. Arnold possesses significant board-level experience across various types of structured products, which will augment the Board’s ability to drive the Company’s strategy and make critical decisions.

Service on Other Boards	Lehman Brothers Holdings Inc. (since 2012); Lehman Commercial Paper Inc.(since 2012); Corporate Capital Trust, Inc. (since 2011); Corporate Capital Trust II (since 2015); and CIFC Corp. (from 2011 to 2014).

Ambac Stockholder's Rights

Position Statement	Supporting Documents	Nominee	How to Vote

How to Vote

IMPORTANT

Tell your Board what you think!  YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.  Please give us your proxy “FOR” Mr. Arnold and the Company’s candidates for election at the Annual Meeting other than Jeffrey S. Stein and “AGAINST” the Company’s proposal to approve compensation of the Company’s named executive officers by taking three steps:

●  SIGNING the GOLD proxy card you receive,

●  DATING the GOLD proxy card you receive, and

●  MAILING the GOLD proxy card you receive TODAY in the envelope you receive (no postage is required if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your shares and only upon receipt of your specific instructions.  Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet.  You may also vote by signing, dating and returning the GOLD proxy card you receive in the postage-paid envelope you receive, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

After signing the GOLD proxy card you receive, DO NOT SIGN OR RETURN AMBAC’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Ambac, you have every right to change your vote.  Only your latest dated proxy card will count.  You may revoke any proxy card already sent to Ambac by signing, dating and mailing the GOLD proxy card you receive in the postage-paid envelope you receive or by voting by telephone or Internet.  Any proxy may be revoked at any time prior to the Annual Meeting by delivering a written notice of revocation or a later dated proxy for the Annual Meeting to the Company or Okapi or by voting in person at the Annual Meeting.  Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement, or need help voting your shares, please contact our proxy solicitor:

1212 Avenue of the Americas, 24th Floor

New York, N.Y. 10036

(212) 297-0720

Stockholders Call Toll-Free at: (877) 285-5990

E-mail: info@okapipartners.com

VOTING FORM